Exhibit 2.2
List of Schedules and Exhibits to Agreement and Plan of Merger
     The following is a list of the subject matters of the exhibits and schedules to the merger agreement, which exhibits and schedules were both omitted from Exhibit 2.1 pursuant to Item 601(b)(2) of Regulation S-K.
(i)	Exhibits and Schedules to the Merger Agreement

Exhibit A	—	Distribution Agreement
Exhibit B	—	Voting Agreement
Exhibit C	—	Amended and Restated Certificate of Incorporation of the Surviving Corporation
Exhibit D	—	Amended and Restated Bylaws of the Surviving Corporation
Exhibit E	—	Officers of Spinco
Exhibit F	—	Rule 145 Affiliate Agreement
Exhibit G	—	Terms of Company Securityholders Agreement Amendment
(ii)	List of Subject Matters under Valor Disclosure Schedule
Section 7.1(b) — Company Subsidiaries
Sections 7.2(c) — Grants of Equity Rights
Sections 7.3 (c) — Company Approvals
Section 7.4 — Company Undisclosed Liabilities
Section 7.11 — Tax Jurisdictions
Section 7.12 — Company Employee Benefit Plans
Sections 7.12(b) — Underfunded ERISA Plans
Section 7.13 — Company Collective Bargaining Agreements
Sections 7.14 — Company Intellectual Property
Section 7.15(e) — Company Regulatory Approvals
Sections 7.17(a) — Company Owned Real Property
Section 7.17 (b) — Company Leased Real Property
Section 8.1(h) — Company Conduct of Business
Sections 10.1(c) — Ownership of Alltel Company Securities
(iii)	List of Subject Matters under Alltel Disclosure Schedule
Section 5.2(b) — Corporate Authority; No Violation
Section 5.2(c) — Alltel Company Approvals
Section 5.4 — Alltel Company Reports and Financial Statements

(iv)	List of Subject Matters under Spinco Disclosure Schedule
Schedule 8.6(a) — Telecommunications Regulatory Consents
Schedule 9.1(b) — Conditions to the Obligations of Spinco, Alltel, Merger Sub and the Company to Effect the Merger
Section 6.1(b) — Organization, Qualification
Section 6.3 — Corporate Authority; No Violation
Section 6.3(d) — Spinco Approvals
Section 6.4 — Financial Statements
Section 6.5 — Absence of Changes or Events
Section 6.6 — Investigations; Litigation
Section 6.7 — Compliance with Laws
Section 6.10 — Environmental Matters
Section 6.11 — Tax Matters
Section 6.12 — Benefit Plans
Section 6.13 — Labor Matters
Section 6.14 — Intellectual Property Matters
Section 6.15 — Material Contracts
Section 6.19(a) — Spinco Owned Real Property
Section 6.19(b) — Spinco Leased Real Property
Section 6.20 — Communications Regulatory Matters
Section 8.2 — Conduct of Business by Spinco and Altell Pending the Merger
Section 8.10(e) — Equity Awards to Transferred Employees
Section 12.2 — Expenses